Exhibit 24

CONFIRMING STATEMENT

    This Statement confirms that the undersigned, Michael L. Furlow, has authorized and designated J. Scott Melton to execute and file on the undersigned's behalf all Forms 3, 4, and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Denny's Corporation.  The authority of J. Scott Melton under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to the undersigned's ownership of or transactions in securities of Denny's Corporation, unless earlier revoked in writing.  The undersigned acknowledges that J. Scott Melton is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

    Dated: April 17, 2017                                                                             /s/ Michael L. Furlow
                                                                                                                   Michael L. Furlow